Exhibit 4.1

STOCKHOLDERS AGREEMENT

April 24, 2014

Schedules and Exhibits

Schedule I	Existing Shares

Exhibit A	Form of Joinder

Exhibit B	Designated Entities

Exhibit C	Principal Stockholder and Sponsor Notice

This STOCKHOLDERS AGREEMENT (this “Agreement”) is dated as of April 24, 2014, by and among (i) Zimmer Holdings, Inc., a Delaware corporation (the “Company”), (ii) LVB Acquisition Holding, LLC, a Delaware limited liability company (the “Principal Stockholder”), and each of the other Persons whose name appears on the signature pages hereto and any Person who becomes a party pursuant to Section 2.1(b)(i) or Section 2.1(b)(ii) hereof. For the avoidance of doubt, this Agreement shall not be binding upon, or otherwise affect the rights of, the Bank Members.

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company, Owl Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”), and LVB Acquisition, Inc., a Delaware corporation (“LVB”), are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will be merged with and into LVB (the “Merger”), with LVB continuing as the surviving company and an indirect wholly owned subsidiary of the Company, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, each share of outstanding common stock of LVB, par value $0.01 per share (the “LVB Common Stock”), shall be converted in the Merger into the right to receive (i) shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) and (ii) cash, in each case, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, the Principal Stockholder is expected to receive shares of Company Common Stock (the shares of Company Common Stock received by the Principal Stockholder in the Merger, the “Shares”) representing, in the aggregate, approximately sixteen percent (16%) of the issued and outstanding shares of Company Common Stock, after giving effect to the issuance of such Shares;

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Company and Merger Sub have requested that the Principal Stockholder and the Sponsors enter into this Agreement; and

WHEREAS, each of the Company, the Principal Stockholder and the Sponsors hereto wishes to set forth in this Agreement certain terms and conditions regarding the Principal Stockholder’s ownership of the Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties agree as follows:

ARTICLE I

GOVERNANCE

1.1 Composition of the Board of Directors at the Closing. On or prior to the Closing Date, (i) the Company’s board of directors (the “Board”) shall take all action necessary and appropriate (including by amending the bylaws of the Company, if necessary) to cause the number of directors on the Board to be increased by two (2) and (ii) the Board shall appoint two individuals selected by the Sponsors.

1.2 Continuing Composition of the Board of Directors.

(a) Following the Closing, subject to the other provisions of this Section 1.2 and Section 1.3, at each annual or special meeting of the stockholders of the Company at which directors are to be elected to the Board, the Company will nominate and use its reasonable best efforts (which shall, subject to Applicable Law, include the inclusion in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any such meeting the recommendation of the Board that stockholders of the Company vote in favor of the slate of directors, including the Principal Stockholder Designee(s)) to cause the stockholders of the Company to elect to the Board a slate of directors which includes, prior to a Principal Stockholder Rights Termination Event, the Principal Stockholder Designee(s).

(b) Upon reasonable prior written notice by the Company, the Principal Stockholder shall notify the Company of the identity of the proposed Principal Stockholder Designee(s) in writing, by the time such information is reasonably requested by the Board or the Corporate Governance Committee for inclusion in a proxy statement for a meeting of stockholders of the Company (which time shall be concurrent with the request for such information from and otherwise consistent with the request for such information from the other nominees), together with all information about the proposed Principal Stockholder Designee(s) as shall be reasonably requested by the Board or the Corporate Governance Committee and of the type of information requested by the Board or the Corporate Governance Committee of any other person nominated for election to the Board (including, at a minimum, any information regarding the proposed Principal Stockholder Designee(s) to the extent required by applicable securities laws or for any other person nominated for election to the Board).

(c) Subject to Section 1.2(b) and Section 1.3, so long as no Principal Stockholder Rights Termination Event has occurred and except in furtherance of any adjustment in the total number of Principal Stockholder Designee(s) as contemplated in the definition thereof, in the event of the death, disability, removal or resignation of any Principal Stockholder Director(s), the Board will promptly appoint as a replacement Principal Stockholder Director(s), the Principal Stockholder Designee(s) designated by the Principal Stockholder to fill the resulting vacancy, and such individual(s) shall then be deemed a Principal Stockholder Director(s) for all purposes hereunder; provided, that, for the avoidance of doubt and notwithstanding anything to the contrary contained herein (but subject to, and without limitation of, the immediately following proviso), without limiting the rights of the Principal Stockholder under this Section 1.2 with respect to subsequent annual or special meetings of the stockholders of the Company at which directors are to be elected to the Board, neither the Company nor the Board shall be under any obligation to appoint any Principal Stockholder Director(s) to the Board in the event of the failure of a Principal Stockholder Designee(s) to be elected to the Board at any annual or special meeting of the stockholders of the Company at which such

Principal Stockholder Designee(s) stood for election but was nevertheless not elected; provided, that in the event any such Principal Stockholder Designee is not elected to the Board then the Company shall appoint a replacement Principal Stockholder Designee to the Board. So long as no Principal Stockholder Rights Termination Event has occurred and except in furtherance of any adjustment in the total number of Principal Stockholder Designee(s) as contemplated in the definition thereof, the Board shall not seek the removal of any Principal Stockholder Director(s) without the prior written consent of the Principal Stockholder, unless such Principal Stockholder Director(s) is no longer eligible for designation as a member of the Board pursuant to Section 1.3; in which case the Board shall appoint a replacement Principal Stockholder Director(s) the Principal Stockholder Designee(s) designated by the Principal Stockholder.

(d) In furtherance of any adjustment in the total number of Principal Stockholder Designee(s) as contemplated in the definition thereof, in the event that the definition of Principal Stockholder Designee(s) provides for the reduction in the number of Principal Stockholder Designee(s), the Principal Stockholder shall cause the applicable number of Principal Stockholder Director(s) to resign as promptly as reasonably practicable following such reduction.

(e) The Company will at all times provide each Principal Stockholder Director(s) (in his or her capacity as a member of the Board) with the same rights to indemnification, including by entering into an indemnification agreement with each Principal Stockholder Director in a form substantially similar to the Company’s form director indemnification agreement, and exculpation that it provides to the other members of the Board. The Company acknowledges and agrees that any such obligations to indemnify or advance expenses to each Principal Stockholder Director and/or any recovery of each Principal Stockholder Director under any directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or any of its Subsidiaries, in each case, in his or her capacity as such, for the matters covered by such indemnification obligations and/or directors’ and officers’ liability insurance and fiduciary liability insurance, as applicable, shall be the primary source of indemnification, advancement and recovery of such Principal Stockholder Director in connection therewith, and any obligation on the part of any Investor Indemnitor under any Investor Indemnification Agreement to indemnify or advance expenses to such Principal Stockholder Director or recovery any such Principal Stockholder Director may have under any directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the corresponding Principal Stockholder Investor or any of its respective Investment Funds or Affiliates shall, in each case, be secondary to the Company’s obligation and shall be reduced by any amount that such Principal Stockholder Director may collect as indemnification or advancement from the Company and any amount such Principal Stockholder Director may collect under any directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or any of its Subsidiaries. In the event that the Company fails to indemnify or advance expenses to the Principal Stockholder Director(s) as required by such indemnification obligations and this Agreement (such unpaid amounts, the “Unpaid Indemnitee Amounts”), and any Investor Indemnitor makes any payment to such Principal Stockholder Director in respect of indemnification or advancement of expenses under any Investor Indemnification Agreement on account of such Unpaid Indemnitee Amounts, such Investor Indemnitor shall be subrogated to the rights of such Principal Stockholder Director under this Agreement in respect of such Unpaid Indemnitee Amounts.

1.3 Objection to Principal Stockholder Designee(s). Notwithstanding the provisions of this Article I, the Principal Stockholder will not be entitled to designate any Principal Stockholder Designee(s) to the Board pursuant to this Article I in the event that the Board reasonably determines that (a) the election of such Principal Stockholder Designee(s) to the Board would cause the Company to not be in compliance with Applicable Law or (b) such Principal Stockholder Designee(s) has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company or (c) such Principal Stockholder Designee(s) is not reasonably acceptable to the Board or Corporate Governance Committee . In any such case described in clauses (a), (b) or (c) of the immediately preceding sentence, the Principal Stockholder will withdraw the designation of such proposed Principal Stockholder Designee(s) and, so long as no Principal Stockholder Rights Termination Event has occurred, be permitted to designate a replacement(s) therefor (which replacement Principal Stockholder Designee(s) will also be subject to the requirements of this Section 1.3).

1.4 No Adverse Action; Voting Agreement.

(a) Until the occurrence of any Principal Stockholder Rights Termination Event, without the prior written consent of the Principal Stockholder, except as required by Applicable Law, the Company shall not take any action to cause the amendment of its charter or bylaws or corporate governance policies such that any of the Principal Stockholder’s rights under this Article I would not be given full effect; provided, that, for the avoidance of doubt, the foregoing shall not prohibit any increase or decrease in the size of the Board to the extent such decrease does not affect the Principal Stockholder’s rights to designate a Principal Stockholder Designee(s) to the Board.

(b) Until six (6) months after the date there is no Principal Stockholder Director(s) serving as a director on the Board (and the Principal Stockholder either no longer having any rights under this Article I to designate any Principal Stockholder Designee(s) to serve on the Board or irrevocably waiving any such rights), each Principal Stockholder Investor agrees to cause each Voting Security Beneficially Owned by it to be voted by proxy (returned sufficiently in advance of the deadline for proxy voting for the Company to have the reasonable opportunity to verify receipt) mailed to the stockholders of the Company in connection with the solicitation of any proxy (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company): (x) in favor of all those persons nominated to serve as directors of the Company by the Board or the Corporate Governance Committee, (y) in favor of the removal of any Principal Stockholder Director(s) in furtherance of any adjustment in the total number of Principal Stockholder Designee(s) as contemplated in the definition thereof and (z) with respect to any other action, proposal or other matter to be voted upon by the stockholders of the Company (including through action by written consent), in accordance with the recommendation of the Board (but only so long as such recommendation is not inconsistent with (A) the vote of any of the Principal Stockholder Director(s) with respect to the action, proposal or other matter recommended by the Board or (B) the rights of the Principal Stockholders, the Sponsors or their Permitted Transferees under this Agreement); provided, however, that, notwithstanding anything in this Agreement to the contrary, following the occurrence of a Principal Stockholder Rights Termination Event pursuant to clause (a) of the definition of such term, this Section 1.4(b) shall immediately cease to apply to the Principal Stockholder Investors upon such date as there is no Principal Stockholder Director(s) serving as a director on the Board.

1.5 Termination of Rights. Immediately upon the occurrence of any Principal Stockholder Rights Termination Event, all obligations of the Company with respect to the Principal Stockholder and any Principal Stockholder Director(s) or Principal Stockholder Designee(s) pursuant to this Article I shall forever terminate and, unless otherwise consented to by a majority of the members of the Board (excluding the Principal Stockholder Director(s) with respect to which such Principal Stockholder Rights Termination Event has occurred), the Principal Stockholder shall cause the Principal Stockholder Director(s) to immediately resign from the Board.

1.6 Information Rights.

(a) Subject to Section 1.6(b), prior to a Principal Stockholder Rights Termination Event, (i) the Company will prepare and provide, or cause to be prepared and provided, to the Principal Stockholder Director(s) (in his or her capacity as such), if any, any information, and access to any information, relating to the management, operations and finances of the Company and its Subsidiaries as and when provided to non-management directors of the Company and (ii) the Company and its Subsidiaries will give notice of each meeting of any committee of the Board (at the same time such notice is provided to any committee member) to Principal Stockholder Director(s), provide all information provided to members of each such committee simultaneously to the Principal Stockholder Director(s) and permit the Principal Stockholder Director(s) to attend all such committee meetings as an observer.

(b) In furtherance of and not in limitation of any other similar agreement such party or any of its Affiliates or its or their respective Representatives may have with the Company or its Subsidiaries or other Persons, each of the Principal Stockholder Investors hereby agrees that all Confidential Information with respect to the Company and its Subsidiaries and its and their respective businesses, finances and operations shall be kept confidential by such Principal Stockholder Investor and its Affiliates and its and their respective Representatives, shall not be disclosed by any such Person in any manner whatsoever, except as permitted by this Section 1.6(b) and shall not be used for any purpose other than as expressly permitted by this Agreement. Any Confidential Information may be disclosed:

(i) by a Principal Stockholder Investor (w) to each other Principal Stockholder Investor and each other Principal Stockholder Investor’s respective directors, managers, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors thereof), (x) to any of its Affiliates and such Principal Stockholder Investor’s or such Affiliate’s respective directors, managers, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors thereof) and (y) in the case of any Principal Stockholder Investor that is a limited partnership, limited liability company or other investment vehicle, to any current or prospective direct or indirect general partner, limited partner, member, equityholder or management company of such Principal Stockholder Investor or any former direct or indirect general partner, limited partner, member, equityholder or management company which retained an economic interest in such Principal Stockholder Investor (or any employee, attorney, accountant, consultant, banker or financial advisor or representative of any of the foregoing) (each of the Persons described in clause (y), collectively, “Principal Stockholder Investor Related Persons” and each of the Persons described in clauses (x) and (y), (but, for the avoidance of doubt, not those described in clause (w)) collectively, for purposes of this Section 1.6(b) and the definition of Confidential Information, “Representatives”), in each case, solely if and to the extent any such Affiliate or Representative needs to be provided such Confidential Information to assist such Principal Stockholder Investor in evaluating or reviewing its existing or prospective direct or indirect investment in the Company, including in connection with the disposition thereof, and each such Affiliate or Representative shall be deemed to be bound by the provisions of this Section 1.6(b) and such Principal Stockholder Investor shall be responsible for any breach of this Section 1.6(b) by any such Affiliate or Representative;

(ii) by a Principal Stockholder Investor or any of its Representatives to the extent the Company consents in writing;

(iii) by a Principal Stockholder Investor or any Principal Stockholder Investor Related Person or any of their respective Representatives to a potential Transferee (so long as such Transfer is permitted hereunder); provided, that such Transferee agrees to be bound by the provisions of this Section 1.6(b) (or a confidentiality agreement having restrictions substantially similar to this Section 1.6(b)) and such Principal Stockholder Investor shall be responsible for any breach of this Section 1.6(b) (or such confidentiality agreement) by any such Transferee and, in any case, such Principal Stockholder Investor shall remain liable for any breach of any such provisions by such Transferee; and

(iv) by a Principal Stockholder Investor or its Affiliates or its or their respective Representatives to the extent that such Principal Stockholder Investor, Affiliate or Representative has received advice from its counsel (including in-house counsel) that it is legally compelled to do so or is required to do so to comply with Applicable Law or legal process or any request by or from Governmental Authority or the rules of any securities exchange or the rules and regulations of any SRO; provided, that, prior to making such disclosure, such Person uses reasonable best efforts to preserve the confidentiality of the Confidential Information to the extent permitted by Applicable Law, including, to the extent reasonably practicable and permitted by Applicable Law, (A) consulting with the Company regarding such disclosure and (B) if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to limit the scope of or prevent the requested disclosure; provided, further, that such Principal Stockholder Investor, Affiliate or Representative uses reasonable best efforts to disclose only that portion of the Confidential Information as is requested by the applicable Governmental Authority or as is, based on the advice of its counsel (including in-house counsel), legally required or compelled.

Notwithstanding anything to the contrary herein, without limiting any such Principal Stockholder Director’s fiduciary duties under Applicable Law, each of the parties hereto hereby consents to each Principal Stockholder Director sharing any information such Principal Stockholder Director (in his or her capacity as such) receives from the Company with the respective officers, directors, members, employees, attorneys, accountants, consultants, bankers and financial advisors of any Sponsor, any of the Sponsor’s respective Investment Funds or any of their respective Affiliates (other than any portfolio companies thereof), in each case, who shall be deemed to be bound by the provisions of this Section 1.6(b) (or, at the election of such relevant Sponsor, to be bound by any confidentiality agreement or obligation to which such Person is a party or is otherwise bound, which has restrictions substantially similar to this Section 1.6(b)) (and the relevant Sponsor shall also remain responsible for any breach of such provisions, or such other agreements or obligations, as applicable, by any such Sponsor’s Affiliates, Investment Funds, officers, directors, members, employees, attorneys, accountants, consultants, bankers and financial advisors, but shall not, for the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, be responsible for the breach of any other Sponsor or such other Sponsor’s Affiliates, Investment Funds, officers, directors, members, employees, attorneys, accountants, consultants, bankers and financial advisors), for the internal use by the Sponsors, any of the Sponsors’ respective Investment Funds or any of their respective Affiliates of any such information, subject, however, to (x) the Sponsors, any of the Sponsors’ respective Investment Funds or any of their respective Affiliates maintaining adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of the Company in violation of Applicable Law and (y) compliance by the Sponsors, any of the Sponsors’ respective Investment Funds or any of their respective Affiliates with the confidentiality provisions set forth in this Section 1.6(b).

1.7 Protection of Confidential Information. In order to induce the Company to enter into the transactions contemplated by the Merger Agreement, from the Closing Date and until a Principal Stockholder Rights Termination Event, (i) each Principal Stockholder Investor hereby covenants and agrees that it will establish and maintain adequate procedures to prevent Confidential Information with respect to the Company, its Subsidiaries and its and their businesses, finances and operations from being disclosed to investment professionals of such Principal Stockholder Investor (whether or not such Persons are engaged in the private equity business or in any Non-Private Equity Business) in connection with the consideration or evaluation by such investment professionals of an investment in a Designated Entity; provided, that nothing herein shall restrict any disclosure to the extent such disclosure occurs as part of such Principal Stockholder Investor’s or its Affiliates’ regular internal reporting, portfolio management process or investment committee participation, and (ii) no Principal Stockholder Director shall serve as a director or otherwise participate in any other manner in the management of, or as an employee or consultant of any other Designated Entity in which any private equity business or Non-Private Equity Business has invested or is considering an investment (other than through such individual’s ownership interest in, or employment by, any Principal Stockholder Investor or any Affiliate of any Principal Stockholder Investor); provided, that nothing herein shall restrict such Principal Stockholder Investor’s or its Affiliates’ regular internal reporting, portfolio management process or investment committee participation by a Principal Stockholder Director.

ARTICLE II

TRANSFERS; STANDSTILL PROVISIONS

2.1 Transfer Restrictions.

(a) No Principal Stockholder Investor or Sponsor shall Transfer:

(i) any Voting Securities other than in accordance with all Applicable Laws and the other terms and conditions of this Agreement;

(ii) any Voting Securities or securities of the Principal Stockholder in one or more transactions in which any Person or Group, to such Principal Stockholder Investor’s or Sponsor’s knowledge, after giving effect to such Transfer, would Beneficially Own five percent (5%) or more of the Total Voting Power or the Total Economic Interest; provided, that the restriction in this clause (ii) shall not apply to Transfers effected solely through a bona fide Underwritten Offering pursuant to an exercise of the registration rights provided in Article IV; or

(iii) any Voting Securities on any given day in an amount (in aggregate for the Principal Stockholder Investors and their Affiliates), greater than five percent (5%) of the average daily trading volume of Company Common Stock for the twenty (20) trading day period immediately preceding the date of such Transfer (the “Volume Limitation”); provided, that the Volume Limitation shall not apply to Transfers effected through an offering of Registrable Securities pursuant to an exercise of the registration rights provided in Article IV or a block trade pursuant to Rule 144 under the Securities Act.

(b) Notwithstanding anything in Section 2.1(a) to the contrary, the Principal Stockholder shall be entitled to Transfer any Voting Securities in a Permitted Transfer. “Permitted Transfer” means, in each case, so long as such Transfer is in accordance with Applicable Law and, solely in the case of sub-clauses (i) and (ii) below, any such Transfer would not result in the Principal Stockholder Investors exceeding, in the aggregate, the Principal Stockholder Ownership Limit:

(i) a Transfer to a Permitted Transferee of the applicable Principal Stockholder Investor, so long as such Permitted Transferee, in connection with such Transfer, executes a joinder to this Agreement in the form attached as Exhibit A hereto, in which such Permitted Transferee agrees to be a Principal Stockholder Investor;

(ii) a Transfer to one or more of the Sponsors or other members of the Principal Stockholder in connection with the liquidation or dissolution of the Principal Stockholder, so long as such Sponsor(s) (but not any Bank Members) in connection with such Transfer, executes a joinder to this Agreement in the form attached as Exhibit A hereto, in which such Permitted Transferee agrees to be a Principal Stockholder Investor;

(iii) a direct or indirect acquisition of any equity securities issued by any Sponsor; or

(iv) a Transfer solely to tender into a tender or exchange offer commenced by a third party (for the avoidance of doubt, not in violation of this Agreement) or by the Company; provided, that with respect to an unsolicited tender or exchange offer commenced by a third party, such Transfer shall be permitted only if (A) such tender or exchange offer includes an irrevocable minimum tender condition of no less than a majority of the then-outstanding shares of Company Common Stock and (B) as of the expiration of such offer (x) no stockholder rights plan or analogous “poison pill” of the Company is in effect or (y) the Board has affirmatively publicly recommended to the Company’s stockholders that such stockholders tender into such offer and has not publicly withdrawn or changed such recommendation.

(c) Notwithstanding anything in this Agreement to the contrary, in the event of a Transfer pursuant to Section 2.1(b)(i) or Section 2.1(b)(ii) (other than to a Bank Member) above, the transferees shall accede to and thereafter have all of the rights and obligations of the applicable Principal Stockholder Investor under this Agreement.

(d) Without limiting any other provision of this Article II, prior to any Transfer of Voting Securities (other than (x) Transfers of de minimis amounts, (y) a Permitted Transfer or (z) a Transfer pursuant to the exercise of the registration rights provided in Article IV), the Principal Stockholder Investors will discuss with the Company their contemplated plans for the orderly disposition, in accordance with the Volume Limitation, of Voting Securities by such Principal Stockholder Investor.

(e) Any Transfer or attempted Transfer of Voting Securities in violation of this Section 2.1 shall, to the fullest extent permitted by Applicable Law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of the Company.

(f) With respect to any Principal Stockholder Investor, any certificates for Shares shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on Transfer of such Shares under the Securities Act and under this Agreement, which legend shall state in substance:

“The securities evidenced by this certificate may not be offered or sold, transferred, pledged, hypothecated or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (ii) to the extent applicable, pursuant to Rule 144 under the Securities Act (or any similar rule under the Securities Act relating to the disposition of securities), or (iii)

pursuant to an available exemption from registration under the Securities Act. The securities evidenced by this certificate are subject to restrictions on transfer set forth in the Stockholders Agreement, dated as of April 24, 2014, by and among the Company and certain other parties thereto (a copy of which is on file with the Secretary of the Company).”

(g) Notwithstanding the foregoing subsection (f), the holder of any certificate(s) for Shares shall be entitled to receive from the Company new certificates for a like number of Shares not bearing such legend (or the elimination or termination of such notations or arrangements) upon the request of such holder (i) at such time as such restrictions are no longer applicable and (ii) with respect to the restriction on Transfer of such Shares under the Securities Act or any other foreign or state securities laws, unless such Shares are sold pursuant to a registration statement, subject to delivery of an opinion of counsel to such holder, which opinion is reasonably satisfactory in form and substance to the Company and its counsel, that the restriction referenced in such legend (or such notations or arrangements) is no longer required in order to ensure compliance with the Securities Act or any such other applicable foreign or state securities laws.

2.2 Standstill Provisions.

(a) During the Standstill Period, the Principal Stockholder Investors and the Sponsors shall not, directly or indirectly, and shall not permit any of their respective Controlled Affiliates, directly or indirectly, to, and no Sponsor shall permit any of its Investment Funds, directly or indirectly, to (i) acquire, agree to acquire, propose or offer to acquire, or facilitate the acquisition or ownership of, Voting Securities, or securities of the Company that are convertible, exchangeable or exercisable into Voting Securities, other than (A) as a result of any stock split, stock dividend or subdivision of Voting Securities or (B) any acquisition of shares of Company Common Stock by any Non-Private Equity Business of a Sponsor, so long as after giving effect to such acquisition, all Non-Private Equity Businesses of such Sponsor, in the aggregate, would Beneficially Own less than five percent (5%) of the Total Voting Power and the Total Economic Interest, (ii) deposit any Voting Securities into a voting trust or similar Contract or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement or other Contract (other than solely between or among the Principal Stockholder Investors or between or among a Sponsor, its Investment Funds or Controlled Affiliates), or grant any proxy with respect to any Voting Securities (other than (A) pursuant to Section 1.4(b) or (B) otherwise to the Company or a Person specified by the Company in a proxy card provided to stockholders of the Company by or on behalf of the Company), (iii) enter, agree to enter, propose or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the Company or any of its Subsidiaries (unless (A) such transaction is affirmatively publicly recommended by the Board and there has otherwise been no breach of this Section 2.2 in connection with or relating to such transaction or (B) such action is expressly permitted by Section 2.1(b)(iv)), (iv) make, or in any way participate or engage in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) to vote, or advise or knowingly influence any Person with respect to the voting of, any Voting Securities (other than to vote as recommended by the Board), (v) call, or seek to call, a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company, (vi) form, join or in any way participate in a Group (other than with its Permitted Transferee that is bound by the restrictions of this Section 2.2(a) or a Group which consists solely of any of the Principal Stockholder Investors, the Sponsors, their respective Investment Funds and Controlled Affiliates and any other member of the Principal Stockholder), with respect to any Voting Securities, (vii) otherwise act, alone or in concert with others, to seek to Control or influence the management or the policies of the Company (provided, that this clause (vii) shall in no way limit the activities of any Principal Stockholder Director(s) taken in good faith solely in his or her capacity as a director of the Company), (viii) publicly disclose any intention, plan, arrangement or other Contract prohibited by, or inconsistent with, the foregoing or (ix) advise or knowingly assist or encourage or enter into any discussions, negotiations, agreements, or arrangements or other Contracts with any other Persons in connection with the foregoing. The Principal Stockholder Investors and the Sponsors further agree that, during the Standstill Period, the Principal Stockholder Investors and the Sponsors shall not, directly or indirectly, and shall not permit any of their respective Controlled Affiliates, directly or indirectly, to, and no Sponsor shall permit any of its Investment Funds, directly or indirectly, to (x) request the Company to amend or waive any provision of this Section 2.2 (including this sentence) or (y) take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination, merger or other type of transaction or matter described in this Section 2.2; provided, that this clause (y) shall in no way limit the activities of any Principal Stockholder Director(s) taken in good faith solely in his or her capacity as a director of the Company.

(b) For the avoidance of doubt, notwithstanding anything to the contrary contained herein, at all times during the Standstill Period, each of (i) the Blackstone Entities, (ii) the Goldman Sachs Entities, (iii) the KKR Entities and (iv) the TPG Entities agrees that its aggregate Beneficial Ownership, on a fully diluted basis, of Voting Securities or securities of the Company that are convertible, exchangeable or exercisable into Voting Securities, shall not exceed the Sponsor Ownership Limit.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Principal Stockholder. The Principal Stockholder hereby represents and warrants to the Company as follows:

(a) The Principal Stockholder is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Principal Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Principal Stockholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate or other analogous action on the part of the Principal Stockholder and no other actions or proceedings on its part are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this

Agreement. This Agreement has been duly executed and delivered by the Principal Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of the Principal Stockholder enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b) The execution, delivery and performance of this Agreement by the Principal Stockholder do not and will not (i) contravene or conflict with, or result in any violation or breach of, any provision of the Organizational Documents of the Principal Stockholder, (ii) contravene or conflict with, or result in any violation or breach of, any Applicable Laws applicable to the Principal Stockholder or by which any of its assets or properties is bound or (iii) result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Principal Stockholder is a party or by which it or any of its assets or properties is bound, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay the ability of the Principal Stockholder to perform its obligations hereunder.

(c) The execution and delivery of this Agreement by the Principal Stockholder does not, and the performance by the Principal Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require the Principal Stockholder to obtain any consent, approval, authorization or permit of, or make any filing with or notification to, any Governmental Authority or any other Person, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay the ability of the Principal Stockholder to perform its obligations hereunder.

(d) The Principal Stockholder (i) will be acquiring at Closing the Shares for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of any foreign, federal, state or local securities or “blue sky” laws, or with any present intention of distributing or selling such Shares in violation of any such laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision and (iii) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. The Principal Stockholder understands that the Shares may not be Transferred except pursuant to the registration provisions of the Securities Act (and in compliance with any other Applicable Law) or pursuant to an applicable exemption therefrom.

3.2 Representations and Warranties of the Sponsors. Each Sponsor hereby represents and warrants to the Company as follows:

(a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. It has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by it of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate or other analogous action on its part and no other actions or proceedings on its part are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by it and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of it enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b) The execution, delivery and performance of this Agreement by it do not and will not (i) contravene or conflict with, or result in any violation or breach of, any provision of its Organizational Documents, (ii) contravene or conflict with, or result in any violation or breach of, any Applicable Laws applicable to it or by which any of its assets or properties is bound or (iii) result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or any of its assets or properties is bound, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay its ability to perform its obligations hereunder.

(c) The execution and delivery of this Agreement by it does not, and the performance by such Sponsor of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require it to obtain any consent, approval, authorization or permit of, or make any filing with or notification to, any Governmental Authority or any other Person, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay its ability to perform its obligations hereunder.

3.3 Representations and Warranties of the Company. The Company hereby represents and warrants to the Principal Stockholder and the Sponsors as follows:

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by the Company and no other actions or proceedings on the part of the Company are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of the Company enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b) The execution, delivery and performance of this Agreement by the Company do not and will not (i) contravene or conflict with, or result in any violation or breach of, any provision of the Organizational Documents of the Company, (ii) contravene or conflict with, or result in any violation or breach of, any Applicable Laws applicable to the Company or by which any of its assets or properties is bound or (iii) result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which it or any of its assets or properties is bound, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay the ability of the Company to perform its obligations hereunder.

(c) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require the Company to obtain any consent, approval, authorization or permit of, or make any filing with or notification to, any Governmental Authority or any other Person, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay the ability of the Company to perform its obligations hereunder.

ARTICLE IV

REGISTRATION

4.1 Demand Registrations.

(a) From and after the date that is six (6) months after the Closing Date, subject to the terms and conditions hereof solely during any period that the Company is then-ineligible under Applicable Law to register Registrable Securities on Form S-3 pursuant to Section 4.3 or if the Company is so eligible but has failed to comply with its obligations under Section 4.3, any Demand Stockholders (“Requesting Stockholders”) shall be entitled to make unlimited written requests of the Company (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by such Requesting Stockholders that equals or is greater than the Registrable Amount (a “Demand Registration”); provided that the Demand Stockholders shall not make an aggregate of more than four (4) Demands in any single calendar year. Thereupon the Company will, subject to the terms of this Agreement, use its reasonable best efforts to effect the registration as promptly as reasonably practicable under the Securities Act of:

(i) the Registrable Securities which the Company has been so requested to register by the Requesting Stockholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii) all other Registrable Securities which the Company has been requested to register pursuant to Section 4.1(b), but subject to Section 4.1(g); and

(iii) all shares of Company Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 4.1, but subject to Section 4.1(g);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Company Common Stock, if any, to be so registered.

(b) A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Stockholder(s). Within three (3) Business Days after receipt of a Demand, the Company shall give written notice of such Demand to all other holders of Registrable Securities. The Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten (10) days after the Company’s notice required by this paragraph has been given, subject to Section 4.1(g). Each such written request shall comply with the requirements of a Demand as set forth in this Section 4.1(b).

(c) A Demand Registration shall not be deemed to have been effected and shall not count as a Demand Registration (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least one hundred eighty (180) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder (provided, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such registration statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to one hundred eighty (180) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority, other than by reason of any act or omission by the applicable Selling Stockholders.

(d) Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and reasonably acceptable to the Requesting Stockholders.

(e) The Company shall not be obligated to (i) subject to Section 4.1(c), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration, for a period longer than one hundred eighty (180) days or (ii) effect any Demand Registration (A) within six (6) months of a “firm commitment” Underwritten Offering in which all Demand Stockholders were offered “piggyback” rights pursuant to Section 4.2 (subject to Section 4.2(b)) and at least seventy-five percent (75%) of the number of Registrable Securities requested by such Demand Stockholders to be included in such Piggyback Registration were included and sold, (B) within six (6) months of the completion of any other

Demand Registration (including, for the avoidance of doubt, any Underwritten Offering pursuant to any Shelf Registration Statement) or (C) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements; provided, that the Company shall use its reasonable best efforts to obtain such financial statements as promptly as practicable.

(f) If the filing, initial effectiveness or continued use of a registration statement with respect to a Demand Registration (the “Demand Registration Statement”) at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice (which includes an approximation of the anticipated delay or, if the Company is unable to provide an approximation of the anticipated delay, a signed certificate from the Chief Executive Officer or Chief Financial Officer of the Company certifying that, in the good faith judgment of the Company, the Company is unable to provide an approximation of the anticipated delay) of such action to the Demand Stockholders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, that the Company shall not be permitted to exercise a Demand Suspension (i) more than two (2) times in any twelve (12) month period or (ii) for more than sixty (60) days during any six (6) month period. In the case of a Demand Suspension, the Demand Stockholders agree to suspend use of the applicable prospectus and any Free Writing Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Demand Stockholders upon the termination of any Demand Suspension, amend or supplement the prospectus or any Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Demand Stockholders such numbers of copies of the prospectus as so amended or supplemented or any Free Writing Prospectus as the Demand Stockholders may reasonably request. The Company shall, if necessary, supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or as may be reasonably be requested by the Requesting Stockholders.

(g) If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Demand Stockholders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, pro rata among such Demand Stockholders on the basis of the number of such Registrable Securities requested to be included by such Demand Stockholders; (ii) second, up to the number of Registrable Securities requested to be included in such Demand Registration by other holders of Registrable Securities, pro rata on the basis of the amount of such Registrable Securities requested to be included by such holders; (iii) third, securities the Company proposes to sell; and (iv) fourth, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by the Company.

(h) Any time that a Demand Registration involves an Underwritten Offering, the Requesting Stockholder(s) may select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed); provided, further, that the Company may designate a co-managing underwriter to participate in the Underwritten Offering, subject to the approval of the Requesting Stockholder(s) (such approval not to be unreasonably withheld, conditioned or delayed).

4.2 Piggyback Registrations.

(a) From and after the date that is three (3) months after the Closing Date, subject to the terms and conditions hereof, whenever the Company proposes to register any Company Common Stock under the Securities Act (other than a registration by the Company (i) on Form S-4 or any successor form thereto, (ii) on Form S-8 or any successor form thereto, (iii) on a Shelf Registration Statement pursuant to Section 4.3 or (iv) pursuant to Section 4.1) (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give all holders of Registrable Securities prompt written notice thereof (but not less than ten (10) days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of Company Common Stock proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and, if any, the proposed managing underwriter(s), in each case, to the extent then known. Subject to Section 4.2(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by holders of Registrable Securities (a “Piggyback Seller”) with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within ten (10) days after such Piggyback Notice is received by such Piggyback Seller.

(b) If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advises the Company that, in its opinion, the inclusion of all the shares of Company Common Stock sought to be included in such Piggyback Registration by (i) the Company, (ii) other Persons who have sought to have shares of Company Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of shares of Company Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such shares of Company Common Stock as the Company is so advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority:

(i) if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of shares of Company Common Stock to be sold by the Company as the Company, acting in good faith, shall have determined, (B) second, Registrable Securities of the Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Company Common Stock sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Company Common Stock proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Company Common Stock proposed to be sold by any Other Proposed Sellers; or

(ii) if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, Registrable Securities of the Piggyback Sellers, pro rata on the basis of the number of shares of Company Common Stock proposed to be sold by such Piggyback Sellers, (B) second, such number of shares of Company Common Stock sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (C) third, shares of Company Common Stock to be sold by the Company and (D) fourth, other shares of Company Common Stock proposed to be sold by any Other Proposed Sellers.

(c) For clarity, in connection with any Underwritten Offering under this Section 4.2 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company.

(d) If, at any time after giving written notice of its intention to register any shares of Company Common Stock as set forth in this Section 4.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such shares of Company Common Stock, the Company may, at its election, give written notice of such determination to the Piggyback Sellers within five (5) Business Days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that Demand Stockholders may continue the registration as a Demand Registration pursuant to the terms of Section 4.1.

4.3 Shelf Registration Statement.

(a) From and after the date that is three (3) months after the Closing Date, subject to the terms and conditions hereof, and further subject to the availability of a registration statement on Form S-3 or any successor form thereto (“Form S-3”) to the Company, any of the Demand Stockholders may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as reasonably practicable, and to use reasonable best efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Stockholders that equals or is greater than the Registrable Amount. Notwithstanding the foregoing, from and after the date that is three (3) months after the Closing Date, to the extent that the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a Shelf Notice shall not be required and the Company shall file, as soon as reasonably practicable following the date that is three (3) months after the Closing Date, the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto registering all Registrable Securities then held by such Demand Stockholders. Notwithstanding anything to the contrary, if in its reasonable best efforts, the Company is not able to provide the financial statements regarding LVB required to be included in the Shelf Registration Statement under Regulation S-X promulgated under the Securities Act, it shall be deemed to be reasonably practicable to file the Shelf Registration Statement no later than six (6) months after the Closing Date (or, if later, two (2) months after the delivery of a Shelf Notice); provided that the Company will continue use its reasonable best efforts to complete such required financial statements as soon as possible after such three (3) month period or Shelf Notice, as applicable.

(b) Within ten (10) days after receipt of a Shelf Notice pursuant to Section 4.3(a), the Company will deliver written notice thereof to all other holders of Registrable Securities. Each other holder of Registrable Securities may elect to participate with respect to its Registrable Securities in the Shelf Registration Statement in accordance with the plan and method of distribution set forth, or to be set forth, in such Shelf Registration Statement by delivering to the Company a written request to so participate within ten (10) days after the Shelf Notice is received by any such holder of Registrable Securities.

(c) Subject to Section 4.3(d), the Company will use its reasonable best efforts to keep a Shelf Registration Statement continuously effective until the earlier of (i) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities and (ii) the date on which this agreement terminates pursuant to Section 6.1.

(d) If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice (which includes an approximation of the anticipated delay or, if the Company is unable to provide an approximation of the anticipated delay, a signed certificate from the Chief Executive Officer or Chief Financial Officer of the Company certifying that, in the good faith judgment of the Company, the Company is unable to provide an approximation of the anticipated delay) of such action to the Demand Stockholders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than two (2) times in any twelve (12) month period or (ii) for more than sixty (60) days during any six (6) month period. In the case of a Shelf Suspension, the Demand Stockholders agree to suspend use of the applicable prospectus and any Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon the commencement of a Shelf Suspension. The Company shall as promptly as practicable notify the Demand Stockholders upon the termination of any Shelf Suspension, amend or supplement the prospectus or any Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Demand Stockholders such numbers of copies of the prospectus so amended or supplemented or any Free Writing Prospectus as the Demand Stockholders may reasonably request. The Company shall, if necessary, as promptly as practicable supplement or make amendments (including post-effective amendments) to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or as may reasonably be requested by any of the Demand Stockholders in accordance with Section 4.3(a).

(e) At any time that a Shelf Registration Statement is effective, if any Demand Stockholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”) in an Underwritten Offering (an “Underwritten Shelf Offering”), then, the Company shall promptly amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with an Underwritten Shelf Offering, the inclusion of Registrable Securities by any other holders pursuant to this Section 4.3). In connection with any Underwritten Shelf Offering:

(i) the Company shall forward the Take-Down Notice to all other holders of Registrable Securities included on the Shelf Registration Statement and the Company and such proposing Demand Stockholder(s) shall permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Underwritten Shelf Offering if such holder notifies the proposing Demand Stockholder(s) and the Company within five (5) days after delivery of the Take-Down Notice to such holder; and

(ii) if the lead managing underwriter(s) advises the Company and the proposing Demand Stockholder(s) that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Underwritten Shelf Offering would adversely affect the success thereof, then there shall be included in such Underwritten Shelf Offering only such securities that can be sold without such adverse effect as advised by such lead managing underwriter(s) to the proposing Demand Stockholder(s), and such number of Registrable Securities shall be allocated in the same manner as described in Section 4.1(g). Except as otherwise expressly specified in this Section 4.3, any Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article IV as would be applicable to a Demand Registration (i.e., as if such Underwritten Shelf Offering were a Demand Registration), including Section 4.1(e)(ii) (provided that references therein to six (6) months shall be deemed to be references to four (4) months) and Section 4.1(g).

4.4 Withdrawal Rights. Any holder of Registrable Securities having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each Demand Stockholder seeking to register Registrable Securities notice to such effect and, within ten (10) days following the mailing of such notice, such Demand Stockholders still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten (10) day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof.

4.5 Holdback Agreements. (a) In connection with any Underwritten Offering, each Demand Stockholder agrees to enter into customary agreements restricting the public sale or distribution of equity securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required in writing by the lead managing underwriter(s) with respect to an applicable Underwritten Offering during the period commencing on the date of the “pricing” of such Underwritten Offering and continuing for not more than sixty (60) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made, or such lesser period as is required by the lead managing underwriter(s). Any discretionary waiver or termination of the requirements under the foregoing provisions made by the Company or applicable lead managing underwriter(s) shall apply to each holder of Registrable Securities on a pro rata basis.

(b) If any Demand Registration or Shelf Offering involves an Underwritten Offering, the Company, if requested by the managing underwriter, will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto) for its own account within sixty (60) days after the effective date of such registration except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering. For the avoidance of doubt, this Section 4.5(b) shall not limit the Company’s obligations to the Demand Stockholders under this Article IV.

4.6 Registration Procedures.

(a) If and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 4.1, Section 4.2 or Section 4.3, the Company shall as expeditiously as reasonably practicable:

(i) prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable best efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article IV; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, the Company will furnish to the Demand Stockholders, which are including Registrable Securities in such registration (“Selling Stockholders”), their counsel, the lead managing underwriter(s) if any, and their counsel, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel a reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to a Demand Registration to which the holders of a majority of Registrable Securities held by the Requesting Stockholder(s), their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with Applicable Law;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article IV, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii) if requested by the lead managing underwriter(s), if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4.6(a)(iii) that are not, in the opinion of counsel for the Company, in compliance with Applicable Law;

(iv) furnish to the Selling Stockholders and each underwriter, if any, of the securities being sold by such Selling Stockholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Stockholders;

(v) use reasonable best efforts to register or qualify or cooperate with the Selling Stockholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Stockholders and any underwriter of the securities being sold by such Selling Stockholders shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable such Selling Stockholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Stockholders, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vi) use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use reasonable best efforts to cause such Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market;

(vii) use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the Selling Stockholder(s) thereof to consummate the disposition of such Registrable Securities;

(viii) use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and use its reasonable best efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, in an Underwritten Offering (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) include in the underwriting agreement indemnification provisions and procedures substantially to the effect set forth in Section 4.9 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the holders of a majority of the Registrable Securities being sold and (C) deliver such documents and certificates as reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriters(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement entered into by the Company. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

(x) in connection with an Underwritten Offering, use reasonable best efforts to obtain for the Selling Stockholders and underwriter(s) (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings such other matters as may reasonable be requested by such Selling Stockholders and underwriters and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements and, to the extent required, any other financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(xi) upon reasonable notice and at reasonable times and for reasonable periods, make available for inspection by the Selling Stockholders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained in connection with such offering by such Selling Stockholders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and instruments of the Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, accountant or other agent in connection with such registration statement; provided, however, that the Company shall not be required to provide any information under this clause (x) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to clause (1) or (2) such Selling Stockholder requesting such information enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on terms and conditions reasonably acceptable to the Company; provided, further, that each Selling Stockholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Authority, give notice to the Company and allow the Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xii) as promptly as practicable notify in writing the Selling Stockholder and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other U.S. or state governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.6(a)(ix) cease to be true and correct; and (F) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Selling Stockholder, promptly prepare and furnish to such

Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiii) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, subject to the requirements of Section 4.6(a)(v), the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xiv) cooperate with the Selling Stockholders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Stockholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xv) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(xvi) have appropriate officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Selling Stockholders and the underwriters in the offering, marketing or selling of the Registrable Securities.

(b) The Company may require each Selling Stockholder and each underwriter, if any, to furnish to the Company in writing such information regarding each Selling Stockholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c) Each Selling Stockholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 4.6(a)(xii), such Selling Stockholder shall forthwith discontinue such Selling Stockholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.6(a)(xii), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that the Company shall extend the time periods under Section 4.1(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

(d) With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall:

(i) use reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

(iii) furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

4.7 Registration Expenses. All fees and expenses incident to the Company’s performance of its obligations under this Article IV, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 4.6(a)(v)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of the Company incurred in connection with any “road show” and (f) reasonable and documented fees and disbursements of one counsel for all holders of Registrable Securities whose shares are included in a registration statement, which counsel shall be selected by, in the case of a Demand Registration, the Requesting Stockholders, in the case of a Shelf Offering, the Demand Stockholder(s) requesting such offering, or in the case of any other registration, the holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective. In connection with the Company’s performance of its obligations under this Article IV, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Stockholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Stockholder’s Registrable Securities pursuant to any registration.

4.8 Miscellaneous.

(a) Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such registration statement of the information, documents and instruments from such holder that the Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second (2nd) Business Day before the expected filing date, the Requested Information from such holder, the Company may file the registration statement without including Registrable Securities of such holder. The failure to so include in any registration statement the Registrable Securities of a holder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of the Company to such holder.

(b) The Company shall not hereafter enter into any agreement with respect to its securities the terms of which are more favorable than or in conflict with the registration rights granted to the holders of Registrable Securities by this Agreement, without the prior written consent of Demand Stockholders holding a majority of the Registrable Securities then held by all Demand Stockholders.

4.9 Registration Indemnification.

(a) The Company agrees , without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by Applicable Law, each Selling Stockholder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Stockholder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each underwriter (including, for the avoidance of doubt, any Selling Stockholder that is deemed to be acting as an underwriter under Applicable Law), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable and documented expenses of investigation and reasonable and documented attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 4.9(a)) will reimburse each such Selling Stockholder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each such Person who controls each such Selling Stockholder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except, in each of the cases described in this Section 4.9(a), insofar as the same are caused by any information furnished in writing to the Company by any other party expressly for use therein.

(b) In connection with any registration statement in which a Selling Stockholder is participating, each such Selling Stockholder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 4.9(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Stockholder shall be liable under this Section 4.9(b) for amounts in excess of the net proceeds received by such holder in the offering giving rise to such liability. The Company shall be entitled to receive indemnities from underwriters or similar securities industry professionals participating in the distribution to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons expressly for inclusion in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e) The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata allocation or by any other method that does not take into account the equitable considerations referred to in this Section 4.9(f). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Stockholder shall be required to make a contribution in excess of the amount received by such Selling Stockholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

ARTICLE V

DEFINITIONS

5.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. “Adverse Disclosure” means public disclosure of material non-public information which, in the Board’s good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any registration statement filed with the Commission by the Company so that such registration statement does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) would not be required to be made at such time but for the filing of such registration statement and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 promulgated under the Securities Act and with respect to each Principal Stockholder Investor, an “affiliate” of such Principal Stockholder Investor as defined in Rule 405 promulgated under the Securities Act and any investment fund, vehicle or holding company of which such Principal Stockholder Investor or an Affiliate of such Principal Stockholder Investor serves as the general partner, managing member or discretionary manager or advisor; provided, however, that notwithstanding the foregoing, an Affiliate of a Principal Stockholder Investor shall not include any portfolio company or other investment of any such Person or of such Principal Stockholder Investor or any investment fund, vehicle or holding company, or any limited partners of such Principal Stockholder Investor.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Applicable Law” means, with respect to any Person, any foreign, federal, state or local statute, law (including common law), ordinance, rule, regulation, regulatory guideline having the force of law, order, writ, injunction, judgment or decree applicable to such Person, its assets, properties, operations or business.

“Bank Members” means Banc of America Capital Investors V, L.P., Bear Growth Capital Partners, LP and WCP Fund II, L.P.

“Beneficial Owner” or “Beneficially Own” has the meaning assigned to such term in Rule 13d-3 promulgated under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

“Blackstone Entities” means Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., BCP V-S L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V-SMD L.P., Blackstone Participation Partnership V L.P. and BCP V Co-Investors L.P.

“Board” has the meaning set forth in Section 1.1.

“Business Day” means a day on which banks are generally open for normal business in New York, New York, which day is not a Saturday or a Sunday.

“Closing” shall have the meaning set forth in the Merger Agreement.

“Closing Date” shall have the meaning set forth in the Merger Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Company Common Stock” has the meaning set forth in the Recitals of this Agreement.

“Confidential Information” means all information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof) obtained by or on behalf of a Principal Stockholder Investor or its Representatives from the Company or its Representatives, in connection with the Beneficial Ownership of Shares or through the rights granted pursuant to this Agreement, other than information which (a) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Principal Stockholder Investor or its Representatives, (b) was or becomes available to such Principal Stockholder Investor or its Representatives on a non-confidential basis from a source other than the Company or its Representatives, or any other Principal Stockholder Investor or its Representatives, as the case may be; provided, that the source thereof is not known by such Principal Stockholder Investor or its Representatives to be bound by an obligation of confidentiality, or (c) is independently developed by such Principal Stockholder Investor or its

Representatives without the use of or reference to any such information that would otherwise be Confidential Information hereunder. Subject to clauses (a) through (c) above, Confidential Information also includes all non-public information previously provided by the Company or its Representatives under the provisions of any confidentiality agreement (including the Confidentiality Agreement) between the Company, the Principal Stockholder Investors or their respective Affiliates or its or their respective Representatives including all information, documents and reports referred to thereunder, or otherwise.

“Confidentiality Agreement” means the Non-Disclosure and Exclusivity Agreement, dated as of March 25, 2014, by and between the Company and LVB and the Joint Defense and Confidentiality Agreement, dated as of April 1, 2014, by and among the Company, LVB and their counsels.

“Contract” means any contract, lease, license, indenture, loan, note, agreement or other legally binding commitment, arrangement or undertaking (whether written or oral and whether express or implied).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person.

“Corporate Governance Committee” means the Corporate Governance Committee of the Company or any such successor committee.

“Demand” has the meaning set forth in Section 4.1(a).

“Demand Registration” has the meaning set forth in Section 4.1(a).

“Demand Registration Statement” has the meaning set forth in Section 4.1(f).

“Demand Stockholder” means any Principal Stockholder Investor that holds Registrable Securities.

“Demand Suspension” has the meaning set forth in Section 4.1(f).

“Designated Entity” means the Persons set forth on Exhibit B.

“Effective Time” has the meaning set forth in the Merger Agreement.

“Encumbrance” means any charge, pledge, option, mortgage, deed of trust, hypothecation, security interest, lien, claim, license, encroachment, easement or defect or imperfection of title, or any right of first refusal or other restriction on use, voting or transfer, or any other similar limitation, restriction or encumbrance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Shares” means all shares of LVB Common Stock that are Beneficially Owned by the Principal Stockholder and the Sponsors as of the date of this Agreement as set forth opposite the Principal Stockholder’s name on Schedule I hereto.

“Form S-3” has the meaning set forth in Section 4.3(a).

“Free Writing Prospectus” has the meaning set forth in Section 4.6(a)(iv).

“Goldman Sachs Entities” means GS Capital Partners VI Fund, L.P., GS Capital Partners VI GMBH & Co. KG, GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI Parallel, L.P., GS LVB Co-Invest, L.P., Goldman Sachs BMET Investors, L.P., Goldman Sachs BMET Investors Offshore Holdings, L.P., GS PEP Bass Holdings, L.L.C., Goldman Sachs Private Equity Partners, 2004- Direct Investment Fund, L.P., Goldman Sachs Private Equity Partners, 2005- Direct Investment Fund, L.P. and Goldman Sachs Private Equity Partners IX- Direct Investment Fund, L.P.

“Governmental Authority” means any federal, national, state, local, cantonal, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, instrumentality or judicial or administrative body, or arbitrator or SRO, having jurisdiction over the matter or matters in question.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Investment Fund” means any investment fund, investment vehicle or other account that is, directly or indirectly, managed or advised by any Sponsor or any of their respective Controlled Affiliates.

“Investor Indemnification Agreements” means each and every certificate, memorandum or articles of incorporation or association, bylaws, limited liability company operating agreement, limited partnership agreement and any other organizational document of, and each and every insurance policy maintained by, the Principal Stockholder, the Sponsors or any of their respective Investment Funds or any Affiliate of any of the foregoing, as applicable, providing for, among other things, indemnification of and advancement of expenses for the Principal Stockholder Director(s) for, among other things, the same matters that are subject to indemnification and advancement of expenses under this Agreement.

“Investor Indemnitors” means the Sponsors and their respective Affiliates, as applicable, in their capacity as indemnitors to the Principal Stockholder Director(s) under the applicable Investor Indemnification Agreements.

“Inspectors” has the meaning set forth in Section 4.6(a)(xi).

“KKR Entities” means KKR Biomet, LLC.

“Losses” has the meaning set forth in Section 4.9(a).

“LVB” has the meaning set forth in the first paragraph of this Agreement.

“LVB Common Stock” has the meaning set forth in the Recitals of this Agreement.

“Merger” has the meaning set forth in the Recitals of this Agreement.

“Merger Agreement” has the meaning set forth in the Recitals of this Agreement.

“Merger Sub” has the meaning set forth in the Recitals of this Agreement.

“Non-Liable Person” has the meaning set forth in Section 6.13.

“Non-Private Equity Business” means any business or investment of a Sponsor and its Affiliates distinct from the private equity business of such Sponsor and its Affiliates; provided, that such business or investment shall not be deemed to be distinct from such private equity business if and at such time that (a) any Confidential Information with respect to the Company or its Subsidiaries is made available to investment professionals of such Sponsor and its Affiliates who are not involved in the private equity business and who are involved in such other business or investment or (b) such Sponsor or any of its Affiliates instructs any such business or investment to take any action that would violate any provision of this Agreement that would be applicable to such business or investment were it to be deemed to be a Principal Stockholder Investor hereunder.

“Organizational Documents” means any charter, certificate of incorporation, articles of association, bylaws, operating agreement or similar formation or governing documents and instruments.

“Other Demanding Sellers” has the meaning set forth in Section 4.2(b).

“Other Proposed Sellers” has the meaning set forth in Section 4.2(b).

“Permitted Transfer” has the meaning set forth in Section 2.1(b).

“Permitted Transferee” means, with respect to any Principal Stockholder Investor, any Affiliate of such Principal Stockholder Investor.

“Person” means any individual, corporation, company, partnership (limited or general), joint venture, limited liability company, association, trust or other entity.

“Piggyback Notice” has the meaning set forth in Section 4.2(a).

“Piggyback Registration” has the meaning set forth in Section 4.2(a).

“Piggyback Seller” has the meaning set forth in Section 4.2(a).

“Principal Stockholder” has the meaning set forth in the first paragraph of this Agreement.

“Principal Stockholder Designee(s)” means, subject to Section 1.3, so long as the number of shares of Company Common Stock Beneficially Owned by the Principal Stockholder Investors in the aggregate continues to represent at least sixty percent (60%) of the shares of

Company Common Stock acquired by the Principal Stockholders as merger consideration at the Closing, two (2) individuals designated in writing by the Principal Stockholder for election or appointment to the Board; provided, that, in the event that the Principal Stockholder Investors Beneficially Own in the aggregate less than sixty percent (60%) of the shares of Company Common Stock acquired by the Principal Stockholder as merger consideration at the Closing, “Principal Stockholder Designee(s)” means one (1) individual designated in writing by the Principal Stockholder Investors for election or appointment to the Board, so long as the number of shares of Company Common Stock Beneficially Owned by the Principal Stockholder Investors in the aggregate continues to represent at least thirty percent (30%) of the shares of Company Common Stock acquired by the Principal Stockholder as merger consideration at the Closing; provided, further, that, in the event that the number of shares of Company Common Stock Beneficially Owned by the Principal Stockholder Investors represents less than thirty percent (30%) of the shares of Company Common Stock acquired by the Principal Stockholder as merger consideration at the Closing, “Principal Stockholder Designee(s)” means zero (0) individuals.

“Principal Stockholder Director(s)” means the Principal Stockholder Designee(s) who has or have been elected or appointed to the Board.

“Principal Stockholder Investor Related Persons” has the meaning set forth in Section 1.6(b)(i).

“Principal Stockholder Investors” means (a) the Principal Stockholder, (b) any Permitted Transferee of the Principal Stockholder to which Shares are Transferred by the Principal Stockholder in compliance with the terms of this Agreement and (c) any Permitted Transferee of any of the Persons included in clause (b) of this definition to which Shares are Transferred by such Person in compliance with the terms of this Agreement.

“Principal Stockholder Ownership Limit” means a percentage equal to the percentage of the outstanding shares of Company Common Stock Beneficially Owned by the Principal Stockholder as of immediately following the Closing; provided, that, in either case, the effect of any share repurchases by the Company shall not be counted for purposes of any measurement of the Principal Stockholder Ownership Limit (and, for the avoidance of doubt, none of the Principal Stockholder Investors shall be required to sell or otherwise dispose of any shares of Company Common Stock as a consequence of any such repurchase or any other similar action undertaken by the Company) unless and until any Principal Stockholder Investor has acquired Beneficial Ownership of additional Voting Securities following such repurchase.

“Principal Stockholder Rights Termination Event” shall be deemed to occur if (a) as of the end of any Business Day following the Closing Date, the number of shares of Company Common Stock Beneficially Owned by the Principal Stockholder Investors represents less than thirty percent (30%) of the shares of Company Common Stock acquired by the Principal Stockholder as merger consideration at the Closing or (b) the Sponsors, together with their respective Investment Funds, cease to own a majority of each outstanding class or series of voting securities of the Principal Stockholder (other than as a result of a liquidation or dissolution of the Principal Stockholder pursuant to which one or more of the Sponsors or the Principal Stockholder Investors become party to this Agreement).

“Records” has the meaning set forth in Section 4.6(a)(x).

“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $100 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities Beneficially Owned by the applicable Requesting Stockholder.

“Registrable Securities” means the Shares held by the Principal Stockholder Investors and any shares of Company Common Stock received by the Principal Stockholder Investors in respect of the Shares in connection with any stock split or subdivision, stock dividend, distribution or similar transaction; provided, that any such Shares shall cease to be Registrable Securities when (a) they are sold pursuant to an effective registration statement under the Securities Act, (b) they are sold pursuant to Rule 144 under the Securities Act or (c) they shall have ceased to be outstanding.

“Representatives” has the meaning set forth in Section 1.6(b)(i).

“Requested Information” has the meaning set forth in Section 4.8(a).

“Requesting Stockholders” has the meaning set forth in Section 4.1(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholders” has the meaning set forth in Section 4.6(a)(i).

“Shares” has the meaning set forth in the Recitals of this Agreement.

“Shelf Notice” has the meaning set forth in Section 4.3(a).

“Shelf Offering” has the meaning set forth in Section 4.3(e).

“Shelf Registration Statement” has the meaning set forth in Section 4.3(a).

“Shelf Suspension” has the meaning set forth in Section 4.3(d).

“Sponsor Ownership Limit” means, (i) with respect to the Blackstone Entities, twenty-four and forty-one hundredths percent (24.41%) of the Shares immediately following Closing; (ii) with respect to the Goldman Sachs Entities twenty-four and forty-one hundredths percent (24.41%) of the Shares immediately following Closing; (iii) with respect to the KKR Entities, twenty-five percent (25.00%)of the Shares immediately following Closing; and (iv) with respect to the TPG Entities, twenty-four and forty-one hundredths percent (24.41%) of the Shares immediately following Closing; provided, that, in each case, the effect of any share repurchases by the Company shall not be counted for purposes of any measurement of the Sponsor Ownership Limit (and, for the avoidance of doubt, none of the Sponsors shall be required to sell or otherwise dispose of any shares of Company Common Stock as a consequence of any such repurchase or any other similar action undertaken by the Company) unless and until such Sponsor has acquired Beneficial Ownership of additional Voting Securities following such repurchase.

“Sponsors” means each Person (other than the Company and the Principal Stockholder) whose name appears on the signature pages hereto and any Permitted Transferee of such Sponsor who becomes a party pursuant to Section 2.1(b)(i) or Section 2.1(b)(ii) hereof.

“SRO” means (a) any “self regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (b) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market or (c) any other securities exchange.

“Standstill Period” means, with respect to each of the Principal Stockholder Investors and the Sponsors, from the Closing Date until the date that is the earlier of (a) the later of (x) the date on which the number of shares of Company Common Stock Beneficially Owned by the Principal Stockholder Investors represents less than thirty percent (30%) of the shares of Company Common Stock acquired by the Principal Stockholder as merger consideration at the Closing and (y) one (1) year after the date on which there is no Principal Stockholder Director(s) serving as a director on the Board (and the Principal Stockholder either no longer has any rights under Article I to designate any Principal Stockholder Designee(s) to serve on the Board or have irrevocably waived any such rights) and (b) the termination of this Agreement pursuant to Section 6.1.

“Subsidiaries” has the meaning set forth in the Merger Agreement.

“Take-Down Notice” has the meaning set forth in Section 4.3(e).

“Total Economic Interest” means, as of any date of determination, the total economic interests of all Voting Securities then outstanding. The percentage of the Total Economic Interest Beneficially Owned by any Person as of any date of determination is the percentage of the Total Economic Interest then Beneficially Owned by such Person, including pursuant to any swaps or any other agreements, transactions or series of transactions, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“Total Voting Power” means, as of any date of determination, the total number of votes that may be cast in the election of directors of the Company if all Voting Securities then outstanding were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power Beneficially Owned by any Person as of any date of determination is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities then Beneficially Owned by such Person.

“TPG Entities” means TPG Partners IV, L.P., TPG Partners V, L.P., TPG FOF V-A, L.P., TPG FOF V-B, L.P., TPG LVB Co-Invest LLC and TPG LVB Co-Invest II LLC.

“Transfer” means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (b) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise; provided that, for the avoidance of doubt, a “Transfer” shall not include any direct or indirect transfer of the equity securities issued by any of the Sponsors.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Underwritten Shelf Offering” has the meaning set forth in Section 4.3(e).

“Unpaid Indemnitee Amounts” has the meaning set forth in Section 1.2(e).

“Volume Limitation” has the meaning set forth in Section 2.1(a)(iii).

“Voting Securities” means shares of Company Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company.

5.2 Interpretation. Whenever used: the words “include” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the words “hereof” and “herein” and similar words shall be construed as references to this Agreement as a whole and not limited to the particular Article, Section, Annex, Exhibit or Schedule in which the reference appears. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Annexes, Exhibits and Schedules mean the Articles, Sections and Annexes of, and Exhibits and Schedules attached to, this Agreement, (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. References to “$” or “dollars” means United States dollars. Any reference in this Agreement to any gender shall include all genders. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The Annexes, Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings of the Articles and Sections are for convenience of reference only and do not affect the interpretation of any of the provisions hereof. If, and as often as, there is any change in the outstanding shares of Company Common Stock by reason of stock dividends, splits, reverse splits, spin-offs, split-ups, mergers, reclassifications, reorganizations, recapitalizations, combinations or exchanges of shares and the like, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth herein that continue to be applicable on the date of such change. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.

ARTICLE VI

MISCELLANEOUS

6.1 Term. This Agreement will be effective as of the Closing Date. This Agreement shall automatically terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with Article IX thereof, (ii) the date that all Principal Stockholder Directors have resigned from the Board and (iii) the date that the Principal Stockholder Investors, in the aggregate, Beneficially Owns less than three percent (3%) of the Total Voting Power, so long as, as of such date, all of the then-remaining Registrable Securities Beneficially Owned by the Principal Stockholder Investors may be sold in a single transaction without limitation under Rule 144 under the Securities Act and if that is not the case, this Agreement shall terminate when the foregoing shall be the case. If this Agreement is terminated pursuant to this Section 6.1, this Agreement shall immediately then be terminated and be of no further force and effect, except for the provisions set forth in Section 1.2(e), Section 1.6(b) (which shall survive termination of this Agreement for a period of two (2) years), Section 4.9, Section 5.2 and this Article VI.

6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if they are: (a) delivered in person, (b) transmitted by facsimile (deemed given upon confirmation of receipt), (c) delivered by an express courier (deemed given upon receipt of proof of delivery) or (d) delivered by e-mail to a party at its e-mail address listed below (deemed given upon confirmation of receipt by non-automated reply e-mail from the recipient) (or to such other person or at such other facsimile or address as such party shall deliver to the other party by like notice):

To the Company:

Zimmer Holdings, Inc.

345 East Main Street

Warsaw, IN 46580

Attention: Chad F. Phipps, Senior Vice President, General Counsel & Secretary

Facsimile: (574) 372-4302

E-mail: Chad.Phipps@zimmer.com

With a concurrent copy to (which shall not constitute notice):

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Attention: Morton A. Pierce and Chang-Do Gong

Facsimile: (212) 354-8113

E-mail: mpierce@whitecase.com; cgong@whitecase.com

To the Principal Stockholder:

LVB Acquisition Holding, LLC

c/o Biomet, Inc.

56 East Bell Drive

Warsaw, IN 46582

With a concurrent copy to (which shall not constitute notice)

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza, 45th Floor

New York, NY 10006-1470

Attention: Robert P. Davis, Esq.

Facsimile: (212) 225-3999

E-mail: rdavis@cgsh.com

or the Sponsors to the respective address set forth on Exhibit C. With a concurrent copy to (which shall not constitute notice)

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza, 45th Floor

New York, NY 10006-1470

Attention: Robert P. Davis, Esq.

Facsimile: (212) 225-3999

E-mail: rdavis@cgsh.com

6.3 Investor Actions. Any determination, consent or approval of, or notice or request delivered by, or any similar action of, any Principal Stockholder Investor shall be made by, and shall be valid and binding upon, all Principal Stockholder Investors, if made by the Principal Stockholder Investors Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all Principal Stockholder Investors.

6.4 Amendments and Waivers. This Agreement may not be amended, altered or modified except by written instrument executed by (i) the Company and (ii) the Principal Stockholder Investors Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all Principal Stockholder Investors. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

6.5 Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, it being understood that it is the intention of the parties hereto that the rights afforded to the Principal Stockholder Investors are personal to such Persons and are not transferable except as expressly provided herein. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any attempted assignment in violation of this Section 6.5 shall be void.

6.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon such determination that any term or other provision is invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

6.7 Counterparts. This Agreement may be executed in any number of counterparts (delivery of which may occur via facsimile or e-mail), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party’s execution of this Agreement, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

6.8 Entire Agreement. This Agreement (including the Exhibits and Schedules that form a part hereof), the Merger Agreement and the Confidentiality Agreement (as such term is defined in the Merger Agreement) constitute the entire understanding of the parties hereto with respect to the transactions contemplated hereby and the subject matter contained herein, and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

6.9 Governing Law; Consent to Jurisdiction.

(a) This Agreement and all matters arising out of or relating hereto, including its validity, construction and interpretation, shall be governed by the laws of the State of Delaware, without regard to the laws as to choice or conflict of laws.

(b) Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware (or if such court finds it lacks subject matter jurisdiction, the federal or other state courts) located in Wilmington, Delaware, and any appellate court therefrom, for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or related to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, (ii) to the extent not prohibited by Applicable Law, hereby waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation that it is not subject to the personal jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution by reason of a lack of personal jurisdiction, that any such proceeding brought in one of the above-named courts is improper by reason of a lack of personal jurisdiction or venue, or that this Agreement or the subject matter hereof may not be enforced in or by such court by reason of a lack of personal jurisdiction or improper venue, and (iii) hereby agrees not to commence any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or related to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts. Each party hereby consents to and accepts service of process in any such proceeding in any manner permitted by Delaware law or if served by registered mail addressed to it at its address provided in Section 6.2. Each party agrees that a final judgment in any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

6.10 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, CAUSE OF ACTION, SUIT OR PROCEEDING (IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES ACKNOWLEDGE THAT THIS SECTION 6.10 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT, AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, CLAIM, CAUSE OF ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE ANY OF THE WAIVERS CONTAINED IN THIS SECTION 6.10, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, AND (C) IT MAKES SUCH WAIVERS VOLUNTARILY.

6.11 Specific Performance. The parties’ rights in this Section 6.11 are an integral part of the transactions contemplated by this Agreement and each party hereby waives any objections to any remedy referred to in this Section 6.11. For the avoidance of doubt, the parties agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or remedy breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, and to any further equitable relief, this being in addition to any other remedy to which they are entitled at law or in equity. In the event any party seeks any remedy referred to in this Section 6.11, such party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

6.12 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns; provided, that the Persons indemnified under Section 4.9 are intended third party beneficiaries of Section 4.9.

6.13 No Recourse.

(a) Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that any party hereto may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the named parties hereto shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of the Principal Stockholder, any Sponsor or any other member of the Principal Stockholder (or any of their heirs, successors or permitted assigns), or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing Persons, but in each case not including the named parties hereto (each, a “Non-Liable Person”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against any Non-Liable Person, by the enforcement of any assignment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Liable Person, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, in respect of any oral representations made or alleged to have been made in connection herewith or therewith or for any claim (whether in tort, contract or otherwise) based on, in respect of or by reason of, such obligations or their creation. For the avoidance of doubt, no Person who is or becomes (including, without limitation, pursuant to Section 2.1(b)(i) or Section 2.1(b)(ii)) a party to this Agreement shall be deemed a Non-Liable Person.

(b) Notwithstanding anything in this Agreement to the contrary, the obligations and liabilities of the Company under this Agreement and all other obligations, liabilities, claims, losses, damages, or proceedings (whether in law or in equity and whether based on contract, in tort or otherwise) of or against the Company that may be based on, arise out of or relate to this Agreement (including any breach or alleged breach hereof), the negotiation, execution or performance hereof or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral or written representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise, may only be made against the Company and will be without recourse of any kind to any Parent Related Party (as such term is defined in the Merger Agreement).

6.14 Freedom to Pursue Opportunities. Notwithstanding anything in this Agreement to the contrary, the parties expressly acknowledge and agree that: (i) each Non-Liable Person has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, including those deemed to be competing with the Company or any of its Subsidiaries; and (ii) in the event that a Non-Liable Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for each of the Company and such Non-Liable Person shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries, as the case may be, and shall not be liable to the Company or its Affiliates or stockholders for breach of any duty (contractual or otherwise) by reason of the fact that such Non-Liable Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company; provided, that any Principal Stockholder Director who is offered an investment or business opportunity in his or her capacity as a member of the Board shall be obligated to communicate such opportunity to the Company, in which case none of the Principal Stockholder Investors, the Sponsors and their respective Investment Funds and Controlled Affiliates shall be permitted to pursue such opportunity unless the Board determines not to do so.

6.15 Sponsor-Related Parties. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that certain of each Sponsor’s Affiliates, Investment Funds and other platforms trade securities and syndicated bank debt and originate loans (including the provision of debt financing for transactions similar to the transactions contemplated by the Merger Agreement) and nothing herein shall restrict the ability of such Affiliates, Investment Funds and other platforms to trade securities and syndicated bank debt and originate loans in the ordinary course of business. In addition to, and without limitation of, the foregoing, notwithstanding anything in this Agreement to the contrary:

(a) (A) none of the provisions of this Agreement shall in any way limit the activities of Goldman, Sachs & Co., its Affiliates and its Investment Funds (other than the Goldman Sachs Entities party to this Agreement) relating to, and (B) Goldman, Sachs & Co., its Affiliates and Investment Funds (other than the Goldman Sachs Entities party to this Agreement) may engage in, any brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities; and

(b) none of the provisions of this Agreement shall in any way limit the activities of TPG Global, LLC, Kohlberg Kravis Roberts & Co., L.P., The Blackstone Group L.P. or any of their respective Affiliates and Investment Funds (other than the TPG Entities, the KKR Entities and the Blackstone Entities party to this Agreement, as applicable); provided that it shall be considered a breach of this Agreement if any Affiliate or Investment Fund of any of the TPG Entities, the KKR Entities or the Blackstone Entities, as applicable, takes any action at the direction or instruction of any of the TPG Entities, KKR Entities or TPG Entities, as applicable, that would be a breach of this Agreement if such action was taken directly by such TPG Entities, KKR Entities or Blackstone Entities, as applicable.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

ZIMMER HOLDINGS, INC.

By:	/s/ David C. Dvorak
Name:	David C. Dvorak
Title:	President and Chief Executive Officer

[Signature page to Stockholders Agreement]

LVB ACQUISITION HOLDING, LLC

By:	/s/ Max. C. Lin
Name:	Max. C. Lin
Title:	Director

[Signature page to Stockholders Agreement]

BLACKSTONE CAPITAL PARTNERS V L.P.

By:	Blackstone Management Associates V L.L.C., its General Partner

By:	BMA V. L.L.C., its Sole Member

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Sr. Managing Director

BLACKSTONE CAPITAL PARTNERS V-AC L.P.

By:	Blackstone Management Associates V. L.L.C., its General Partner

By:	BMA V L.L.C., its Sole Member

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Sr. Managing Director

BCP V-S L.P.

By:	Blackstone Management Associates V L.L.C., its General Partner

By:	BMA V. L.L.C., its Sole Member

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Sr. Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V L.P.

By:	BCP V Side-by-Side GP L.L.C., its General Partner

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Sr. Managing Director

[Signature page to Stockholders Agreement]

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V-SMD L.P.

By:	Blackstone Family GP L.L.C., its General Partner

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Sr. Managing Director

BLACKSTONE PARTICIPATION PARTNERSHIP V L.P.

By:	BCP V Side-by-Side GP L.L.C., its General Partner

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Sr. Managing Director

BCP V CO-INVESTORS L.P.

By:	Blackstone Management Associates V. L.L.C., its General Partner

By:	BMA V. L.L.C., its Sole Member

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Sr. Managing Director

[Signature page to Stockholders Agreement]

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GS VI Advisors, L.L.C., its General Partner

By:	/s/ Adrian Jones
Name:	Adrian Jones
Title:	Vice President

GS CAPITAL PARTNERS VI GMBH & CO. KG

By:	GS Advisors VI, L.L.C., its Managing Limited Partner

By:	/s/ Adrian Jones
Name:	Adrian Jones
Title:	Vice President

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By:	GSCP VI Offshore Advisors, L.L.C., its General Partner

By:	/s/ Adrian Jones
Name:	Adrian Jones
Title:	Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS Advisors VI, L.L.C., its General Partner

By:	/s/ Adrian Jones
Name:	Adrian Jones
Title:	Vice President

GS LVB CO-INVEST, L.P.

By:	GS LVB ADVISORS, L.L.C., its General Partner

By:	/s/ Adrian Jones
Name:	Adrian Jones
Title:	Vice President

[Signature page to Stockholders Agreement]

GOLDMAN SACHS BMET INVESTORS, L.P.

By:	GS BMET ADVISORS, L.L.C., its General Partner

By:	/s/ Adrian Jones
Name:	Adrian Jones
Title:	Vice President

GOLDMAN SACHS BMET INVESTORS OFFSHORE HOLDINGS, L.P.

By:	GS BMET OFFSHORE ADVISORS, INC., its General Partner

By:	/s/ Adrian Jones
Name:	Adrian Jones
Title:	Vice President

PEP BASS HOLDINGS LLC

By:	GSAM GEN-PAR, L.L.C., its Manager

By:	/s/ Jeanine Lee
Name:	Jeanine Lee
Title:	Authorized Person

PRIVATE EQUITY PARTNERS 2004 DIRECT INVESTMENT FUND LP

By:	GOLDMAN SACHS PEP 2004 DIRECT INVESTMENT ADVISORS, L.L.C., its General Partner

By:	/s/ Jeanine Lee
Name:	Jeanine Lee
Title:	Authorized Person

[Signature page to Stockholders Agreement]

PRIVATE EQUITY PARTNERS 2005 DIRECT INVESTMENT FUND LP

By:	GOLDMAN SACHS PEP 2005 DIRECT INVESTMENT ADVISORS, L.L.C., its General Partner

By:	/s/ Jeanine Lee
Name:	Jeanine Lee
Title:	Authorized Person

PRIVATE EQUITY PARTNERS IX DIRECT LP

By:	GOLDMAN SACHS PEP IX DIRECT INVESTMENT ADVISORS, L.L.C., its General Partner

By:	/s/ Jeanine Lee
Name:	Jeanine Lee
Title:	Authorized Person

[Signature page to Stockholders Agreement]

KKR BIOMET, LLC

By:	/s/ William Janetschek
Name:	William Janetschek
Title:	Vice President

[Signature page to Stockholders Agreement]

TPG PARTNERS IV, L.P.

By:	TPG GenPar IV, L.P., its General Partner
By:	TPG GenPar IV Advisors, LLC, its General Partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

TPG PARTNERS V, L.P.

By:	TPG GenPar V, L.P., its General Partner
By:	TPG GenPar V Advisors, LLC, its General Partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

TPG FOF V-A, L.P.

By:	TPG GenPar V, L.P., its General Partner
By:	TPG GenPar V Advisors, LLC, its General Partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

TPG FOF V-B, L.P.

By:	TPG GenPar V, L.P., its General Partner
By:	TPG GenPar V Advisors, LLC, its General Partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

[Signature page to Stockholders Agreement]

TPG LVB CO-INVEST LLC

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

TPG LVB CO-INVEST II LLC

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

[Signature page to Stockholders Agreement]